Emergent Capital, Inc. Announces First Quarter 2017 Results

Boca Raton, Fla., May 15, 2017 – Emergent Capital, Inc. (OTCQB: EMGC) ("Emergent" or the "Company"), today announced its financial results for the three month period ended March 31, 2017.
Three Months Ended March 31, 2017
Total income from continuing operations was $25.6 million for the three month period ended March 31, 2017 compared to $8.5 million for the same period in 2016. The increase was primarily due to a $16.3 million gain on the maturity of four policies compared to an $8.3 million gain on maturity of six policies for the same period in 2016.
The following table provides a summary of the components of income from the Company's life settlements.

	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
Change in estimated probabilistic cash flows	$22,600	$18,480
Premiums paid during period	(20,582)	(16,653)
Change in life expectancy evaluation	7,298	(2,067)
Change in discount rates	(40)	—
Unrealized gain on acquisitions	—	349
Realized gain on maturities	16,264	8,279
Change in fair value of life settlements	$25,540	$8,388

Total expenses from continuing operations were $23.7 million for the three month period ended March 31, 2017 compared to $15.9 million for the same period in 2016. The increase was primarily attributable to an increase of $7.7 million on the loss in fair value of the Revolving Credit Facility and a $1.5 million increase in interest expense associated with increased borrowings on the Company's Revolving Credit Facility, 8.5% Senior Unsecured Convertible Notes, and 15% Senior Secured Notes. These were offset by a reduction in operating expenses of $1.4 million primarily related to a decrease in legal fees and personnel costs.
The Company reported net income from continuing operations of $1.9 million, or $0.07 per diluted share for the three month period ended March 31, 2017, compared to a net loss of $7.4 million, or $(0.27) per diluted share for the same period in 2016.

Life Settlements Portfolio Highlights
On March 31, 2017, the estimated fair value of the Company’s 617 life insurance policies was $506.7 million compared to $498.4 million for 621 life insurance policies at December 31, 2016. The weighted average discount rate was 16.37% at March 31, 2017 and December 31, 2016. The aggregate face value of the Company's portfolio of life insurance policies was approximately $2.9 billion on March 31, 2017.
During the quarter, four life insurance policies that served as collateral under the revolving credit facility matured totaling $37.9 million.

As of March 31, 2017, the Company had cash and cash equivalents and certificates of deposit of $19.0 million and a Book Value per share of $6.15.

About Emergent Capital, Inc.
Emergent (OTCQB: EMGC) is a specialty finance company that invests in life settlements. More information about Emergent can be found at www.emergentcapital.com.

Safe Harbor Statement
This press release may contain certain "forward-looking statements" relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.

Company Contact:
David Sasso
Emergent Capital, Inc.
Senior Vice President, Corporate Development & Investor Relations
561.995.4300
IR@emergentcapital.com
www.emergentcapital.com

# # #

-SELECTED FINANCIAL TABLES FOLLOW-

Emergent Capital, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended March 31,
	2017	2016
	(in thousands, except share and per share data)
Income
Change in fair value of life settlements	$25,540	$8,388
Other income	50	66
Total income	25,590	8,454
Expenses
Interest expense	7,535	6,050
Change in fair value of Revolving Credit Facilities	11,831	4,097
Personnel costs	1,085	1,557
Legal fees	995	1,818
Professional fees	1,604	1,643
Insurance	192	244
Other selling, general and administrative expenses	464	490
Total expenses	23,706	15,899
Income (loss) from continuing operations before income taxes	1,884	(7,445)
Benefit for income taxes	—	—
Net income (loss) from continuing operations	$1,884	$(7,445)
Discontinued Operations:
Income (loss) from discontinued operations	(189)	(68)
Benefit for income taxes	—	—
Net income (loss) from discontinued operations	(189)	(68)
Net income (loss)	$1,695	$(7,513)
Basic and diluted income (loss) per share:
Continuing operations	$0.07	$(0.27)
Discontinued operations	$(0.01)	$—
Net income (loss)	$0.06	$(0.27)
Weighted average shares outstanding:
Basic and Diluted	28,148,632	27,481,249

Emergent Capital, Inc.
CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016*
	(Unaudited)
	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$2,100	$2,246
Cash and cash equivalents (VIE)	15,923	9,072
Certificates of deposit	1,004	6,025
Prepaid expenses and other assets	2,601	1,112
Deposits - other	1,377	1,347
Life settlements, at estimated fair value	708	680
Life settlements, at estimated fair value (VIE)	505,964	497,720
Receivable for maturity of life settlements (VIE)	32,850	5,000
Fixed assets, net	208	232
Investment in affiliates	2,384	2,384
Total assets	$565,119	$525,818
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	3,873	$2,590
Accounts payable and accrued expenses (VIE)	683	593
Other liabilities	273	359
Interest payable - Convertible Notes	806	2,272
Convertible Notes, net of discount and deferred debt costs	65,002	60,535
Interest payable - Senior Secured Notes	213	213
Senior Secured Notes, net of discount and deferred debt costs	29,387	29,297
White Eagle Revolving Credit Facility, at estimated fair value (VIE)	290,200	257,085
Total liabilities	390,437	352,944
Commitments and Contingencies
Stockholders’ Equity
Common stock (par value $0.01 per share, 80,000,000 authorized at March 31, 2017 and December 31, 2016; 29,021,844 issued and 28,413,844 outstanding as of March 31, 2017 and December 31, 2016	290	290
Preferred stock (par value $0.01 per share, 40,000,000 authorized; 0 issued and outstanding as of March 31, 2017 and December 31, 2016)	—	—
Treasury Stock, net of cost (608,000 shares as of March 31, 2017 and December 31, 2016)	(2,534)	(2,534)
Additional paid-in-capital	307,760	307,647
Accumulated deficit	(130,834)	(132,529)
Total stockholders’ equity	174,682	172,874
Total liabilities and stockholders’ equity	$565,119	$525,818
 *    Derived from audited consolidated financial statements.

Selected Operating Data (dollars in thousands):

	For the Three Months Ended March 31,
	2017	2016
Period Acquisitions — Policies Owned
Number of policies acquired	—	—
Weighted average age of insured at acquisition	—	—
Weighted average life expectancy — Calculated LE (Years)	—	—
Average death benefit	$—	$—
Aggregate purchase price	$—	$—
End of Period — Policies Owned
Number of policies owned	617	626
Weighted average age of insured	82.7	81.7
Average death benefit per policy	$4,715	$4,744
Weighted average Life Expectancy — Calculated LE (Years)	8.9	9.7
Aggregate Death Benefit	$2,908,876	$2,969,670
Aggregate fair value	$506,672	$475,360
Monthly premium — average per policy	$11.4	$9.6
Period Maturities
Number of policies matured	4	6
Weighted average age of insured at maturity	82.8	84.9
Weighted average life expectancy - Calculated LE (Years)	3.5	5.5
Aggregate death benefit	$37,850	$12,980
Gains on maturity	$16,264	$8,279
Proceeds collected	$10,000	$15,480

Company Contact:

David Sasso
Emergent Capital, Inc.
Senior Vice President, Corporate Development & Investor Relations
561.995.4300
IR@emergentcapital.com
www.emergentcapital.com